EXHIBIT 3.4

                      ARTICLES OF AMENDMENT TO THE

                      ARTICLES OF INCORPORATION OF

                     VERSAILLES CAPITAL CORPORATION

                          CHANGING ITS NAME TO

                    AMERIMMUNE PHARMACEUTICALS, INC.


     Pursuant to the provisions of the Colorado Business Corporation Act, the undersigned Corporation adopts the following Articles of Amendment to its Articles of Incorporation:

FIRST:    The name of the Corporation is VERSAILLES CAPITAL CORPORATION.

SECOND: The following amendment was adopted on August 6, 1999, by the Board of Directors, and on August 6, 1999, by a vote of the Shareholders of the Corporation, in the manner prescribed by the Colorado Business Corporation Act. The number of shares voted for the amendment was sufficient for approval.

          ARTICLE 1 - NAME shall be amended to read as follows:

                               "ARTICLE 1
                                  NAME

                     The name of the Corporation is
                    AMERIMMUNE PHARMACEUTICALS, INC."

THIRD: The manner, if not set forth in such amendment, in which any exchange, reclassification, or cancellation of issued shares provided for in the amendment shall be effected, is as follows:
          Not Applicable.

Date: August 6, 1999

                                        VERSAILLES CAPITAL CORPORATION
                                        (Changing its name to AMERIMMUNE
                                        PHARMACEUTICALS, INC.)


                                        By /s/ MICHAEL A. DAVIS
                                          -------------------------------
                                           Michael A. Davis, President

                RESOLUTIONS OF THE BOARD OF DIRECTORS OF
                     VERSAILLES CAPITAL CORPORATION


AMENDMENT OF ARTICLES OF INCORPORATION CHANGING CORPORATE NAME
--------------------------------------------------------------

     WHEREAS, at the annual meeting of shareholders of the Corporation held on August 6, 1999, the shareholders of the Corporation approved an amendment to Article 1 of the Amended and Restated Articles of Incorporation of the Corporation to change the name of the Corporation from Versailles Capital Corporation to Amerimmune Pharmaceuticals, Inc., and

     WHEREAS, the Board of Directors of the Corporation deems it advisable and in the best interest of the Corporation to amend the Amended and Restated Articles of Incorporation of the Corporation to change the name of the Corporation from Versailles Capital Corporation to Amerimmune Pharmaceuticals, Inc.

     NOW, THEREFORE, BE IT RESOLVED, that Article 1 of the Amended and Restated Articles of Incorporation of the Corporation is hereby amended to read in full as follows:

                                  "NAME

                  The name of the Corporation is to be
                    AMERIMMUNE PHARMACEUTICALS, INC."

     FURTHER RESOLVED, that the officers of the Corporation be, and each of them hereby is, authorized and directed to prepare, execute and file with the Secretary of State of the State of Colorado the Articles of Amendment to the Amended and Restated Articles of Incorporation of the Corporation and to take any and all other action necessary and appropriate to effect said amendment.